Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-228276, 333-221568, 333-202580, 333-194334, 333-180148, 333-172876, 333-165510, 333-158009, 333-155321, 333-149598, 333-141153, 333-134217, 333-132336, 333-123369, 333-88732, 333-83422, 333-73352, and 333-61956) of DASAN Zhone Solutions, Inc. of our report dated March 12, 2019 relating to the consolidated financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 12, 2019